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                                                                   Exhibit 10.70

                             TELETECH HOLDINGS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is entered into
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between TELETECH HOLDINGS, INC., a Delaware corporation ("TeleTech"), and James
                                                          --------
E. Barlett ("Optionee"), as of October 15, 2001 (the "Grant Date"). In
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consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

     1. Grant of Option. Subject to the terms and conditions of the TeleTech
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Holdings, Inc. 1999 Stock Option and Incentive Plan as amended (the "Plan"), a
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copy of which is attached hereto and incorporated herein by this reference,
TeleTech grants to Optionee an option (the "Option") to purchase 400,000 shares
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(the "Shares") of TeleTech's common stock, $.01 par value (the "Common Stock"),
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at a price equal to US$7.84 per share (the "Option Price"). The Option Price has
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been determined by the Compensation Committee of the Board of Directors of
TeleTech (the "Committee"), acting in good faith, to be the fair market value of
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the Common Stock on the Grant Date based upon the last sale price for Common
Stock reported by The NASDAQ Stock Market, Inc. as of the close of business on the Grant Date.

     The Option is not intended to qualify as an incentive stock option described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All provisions of this Agreement are to be construed in conformity with
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this intention.

     2. Term: Option Rights. Except as provided below, the Option shall be valid
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for a term commencing on the Grant Date and ending 10 years after the Grant Date
(the "Expiration Date").
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          (a) Rights Upon Termination of Employment. If Optionee ceases to be
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employed by TeleTech or any of its subsidiaries or affiliates (collectively, the
"Subsidiaries") for any reason other than (i) for "Cause" (as defined herein),
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(ii) Optionee's death, or (iii) Optionee's mental, physical or emotional disability or condition (a "Disability"), any then vested portion of the Option
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including any portion of the Option scheduled to vest within the twelve month period following the date of termination, shall be exercisable at any time prior to the earlier of the Expiration Date or the date twelve months after the date of termination of Optionee's employment.

          (b) Rights Upon Termination For Cause. If Optionee's employment with
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TeleTech and/or its Subsidiaries is terminated for Cause, the Option shall be immediately cancelled, no portion of the Option may be exercised thereafter and Optionee shall forfeit all rights to the Option. The term "Cause" shall have the meaning given to such term or to the term "For Cause" or other similar phrase in Optionee's Employment Agreement with TeleTech or any Subsidiary; provided, however, that (i) if at any time Optionee's employment with TeleTech or any Subsidiary is not governed by an

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employment agreement, then the term "Cause" shall have the meaning given to such term in the Plan, and (ii) "Cause" shall exclude Optionee's death or Disability.

          (c) Rights Upon Optionee's Death or Disability. If Optionee's
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employment with TeleTech and/or its Subsidiaries is terminated as a result of
(i) Optionee's death, any then vested portion of the Option may be exercised at any time prior to the earlier of the Expiration Date or the date twelve months after the date of Optionee's death, or (ii) Optionee's Disability, any then vested portion of the Option may be exercised at any time prior to the earlier of the Expiration Date or the date twelve months after the date of Optionee's employment is terminated as a result of Optionee's Disability.

     3. Vesting. The Option may only be exercised to the extent vested. Any
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vested portion of the Option may be exercised at any time in whole or from time to time in part. The Option shall vest according to the following schedule and may be accelerated pursuant to Subsection 3A(d) below (each date set forth below, a "Vesting Date"):
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                             Cumulative
                             Percentage of
Vesting Date                 Option Vested
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October 15, 2002                  25%

October 15, 2003                  50%

October 15, 2004                  75%

October 15, 2005                  100%

Optionee must be employed by TeleTech or any Subsidiary on any Vesting Date, in order to vest in the portion of the Option set forth in the chart above that vests on such Vesting Date. No portion of the Option shall vest between Vesting Dates; if Optionee ceases to be employed by TeleTech or any Subsidiary for any reason, then any portion of the Option that is scheduled to vest on any Vesting Date after the date Optionee's employment is terminated automatically shall be forfeited as of the termination of employment.

3A.  Vesting Following a Change in Control.
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          (a) Accelerated Vesting. Notwithstanding the vesting schedule
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contained in Section 3,

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               (i) upon a Change in Control (as hereinafter defined), any unvested portion of the Option that is scheduled to vest (pursuant to Section 3) within 24 months following the date the Change of Control becomes effective shall vest and become immediately exercisable as of the effective date of the Change of Control, with the remainder of the unvested portion of the Option vesting pursuant to Section 3, as accelerated by this
     Section 3A and clarified by the following example:

          For example, assume that on June 1, 2001 an optionee was granted an option to acquire 10,000 shares of Common Stock, which option vests over five years, pro rata, on each anniversary of the grant date. On June 5, 2002, a Change of Control is consummated. As of June 5, 2002, the optionee will be fully vested in the option with respect to 6,000 shares (i.e., the 2001 shares that vested on June 1, 2002, plus an additional 4,000 shares that vested on June 5, 2002 in accordance with the accelerated vesting provisions of this Section 3A), and the remaining unvested portion of the option would vest (assuming all other conditions to vesting are satisfied) with respect to the remaining 4,000 shares on each of June 1, 2003 (2,000 shares) and June 2, 2004 (2,000 shares).

               (ii) if Optionee's employment with TeleTech or any Subsidiary is terminated within 24 months following a Change in Control, then the entire amount of the Option shall become 100% vested and immediately exercisable as of Optionee's Termination Date (as defined herein); provided, however,
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     that the accelerated vesting described in the foregoing clause (ii) shall not apply if Optionee's employment with TeleTech is terminated (A) by Optionee for any reason other than for "Good Reason" (as defined herein), or (B) by TeleTech for "Cause" (as defined herein).

          (b) Definition of "Change in Control". For purposes of this Agreement,
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"Change in Control" means the occurrence of any one of the following events:
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               (i) any consolidation, merger or other similar transaction (A)
     involving TeleTech, if TeleTech is not the continuing or surviving corporation, or (B) which contemplates that all or substantially all of the business and/or assets of TeleTech will be controlled by another corporation;

               (ii) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of TeleTech (a "Disposition"); provided, however, that the foregoing shall
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     not apply to any Disposition to a corporation with respect to which, following such Disposition, more than 51% of the combined voting power of the then outstanding voting securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at

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     least 51% of the then outstanding Common Stock and/or other voting securities of TeleTech immediately prior to such Disposition, in substantially the same proportion as their ownership immediately prior to such Disposition;

               (iii) approval by the stockholders of TeleTech of any plan or proposal for the liquidation or dissolution of TeleTech, unless such plan or proposal is abandoned within 60 days following such approval;

               (iv) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 51% or more of the outstanding shares of voting stock of TeleTech; provided, however, that for purposes of the foregoing,
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     "person" excludes Kenneth D. Tuchman and his affiliates; provided, further
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     that the foregoing shall exclude any such acquisition (A) by any person made directly from TeleTech, (B) made by TeleTech or any Subsidiary, or (C) made by an employee benefit plan (or related trust) sponsored or maintained by TeleTech or any Subsidiary; or

               (v) if, during any period of 15 consecutive calendar months commencing at any time on or after the Grant Date, those individuals (the "Continuing Directors") who either (A) were directors of TeleTech on the
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     first day of each such 15-month period, or (B) subsequently became directors of TeleTech and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of TeleTech, cease to constitute a majority of the board of directors of TeleTech.

          (c) Other Definitions. For purposes of this Section 3A, the following
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terms have the meanings ascribed to them below:

               (i) "Cause" has the meaning given to such term, or to the term
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     "For Cause" or other similar phrase, in Optionee's Employment Agreement with TeleTech or any Subsidiary, if any; provided, however, that if at any
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     time Optionee's employment with TeleTech or any Subsidiary is not governed by an employment agreement, then the term "Cause" shall have the meaning given to such term in the Plan; provided, further, that, notwithstanding
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     the provisions of Optionee's Employment Agreement or of the Plan, for
     purposes of this Agreement, TeleTech shall have the burden to prove that Optionee's employment was terminated for "Cause."

               (ii) "Termination Date " means the latest day on which Optionee
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     is expected to report to work and is responsible for the performance of services to or on behalf of TeleTech or any Subsidiary, notwithstanding that Optionee may be entitled to receive payments from TeleTech (e.g., for unused vacation or sick time, severance payments, deferred compensation or otherwise) after such date; and

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               (iii) "Good Reason" means (A) any reduction in Optionee's base
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     salary; provided that a reduction in Optionee's base salary of 10% or less
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     does not constitute "Good Reason" if such reduction is effected in connection with a reduction in compensation that is applicable generally to officers and senior management of TeleTech; (B) Optionee's responsibilities or areas of supervision within TeleTech or its Subsidiaries are substantially reduced; or (C) Optionee's principal office is relocated outside the metropolitan area in which Optionee's office was located immediately prior to the Change in Control; provided, however, that
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     temporary assignments made for the good of TeleTech's business shall not constitute such a move of office location.

          d. Acceleration Upon Achievement of Gross Revenue Targets. Optionee
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will be entitled to accelerated vesting as set forth below upon the occurrence of the following events:

               (i) Upon completion of the audited financial statements of TeleTech for fiscal year 2002, if the Company achieves a gross revenue target of $1,145,000,000 or greater and earnings per share of $0.69 or greater, exclusive in both cases of any acquisitions completed during2002, the portion of Option scheduled to vest on October 1, 2004 pursuant to the Vesting Schedule set forth in Section 3 above, shall vest and become immediately exercisable. Such acceleration will be in addition to the cumulative percentage of the Option vested prior to acceleration according to the Vesting Schedule set forth in Section 3 above. In the event that Optionee is not entitled to accelerated vesting, the Vesting Schedule set forth in the Section 3 above shall remain in full force and effect.

               (ii) Upon completion of the audited financials statements of TeleTech for fiscal year 2003, if TeleTech achieves a gross revenue target of $1,430,000,000 or greater and earnings per share of $1.00 or greater, exclusive in both cases of any acquisitions completed during 2002 and 2003, the portion of the Option scheduled to vest on October 1, 2003 pursuant to the Vesting Schedule set forth in Section 3 above, shall vest and become immediately exercisable. Such acceleration will be in addition to the cumulative percentage of the Option vested prior to acceleration according to the Vesting Schedule set forth in Section 3 above. In the event that Optionee is not entitled to accelerated vesting, the Vesting Schedule set forth in Section 3 above shall remain in full force and effect.

     4. Procedure for Exercise. Exercise of the Option or a portion thereof
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shall be effected by the giving of written notice to TeleTech in accordance with the Plan and payment of the aggregate Option Price for the number of Shares to be acquired pursuant to such exercise.

     5. Payment for Shares. Payment of the Option Price (or portion thereof) may
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be made by (i) cash; or (ii) certified funds; or (iii) in Shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price; or (iv) consideration received by the Company under a cashless exercise whereby

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Optionee shall deliver irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise; or (v) by such other method or methods as may be permitted by the Committee in accordance with the provisions of the Plan. No Shares shall be delivered upon exercise of the Option until full payment has been made and all applicable withholding requirements satisfied.

     6. Options Not Transferable and Subject to Certain Restrictions. The Option
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may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. During Optionee's lifetime, the Option may be exercised only by the Optionee or by a legally authorized representative. In the event of Optionee's death, the Option may be exercised by the distributee to whom Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

     7. Acceptance of Plan. Optionee hereby accepts and agrees to be bound by
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all the terms and conditions of the Plan.

     8. No Right to Employment. Nothing herein contained shall confer upon
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Optionee any right to continuation of employment by TeleTech or any Subsidiary, or interfere with the right of TeleTech or any Subsidiary to terminate at any time the employment of Optionee. Nothing contained herein shall confer any rights upon Optionee as a stockholder of TeleTech, unless and until Optionee actually receives Shares.

     9. Compliance with Securities Laws. The Option shall not be exercisable and
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Shares shall not be issued pursuant to exercise of the Option unless the exercise of the Option and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Securities
                                             --------------
Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which Common Stock may then be listed, and shall be further subject to the approval of counsel for TeleTech with respect to such compliance. If, in the opinion of counsel for TeleTech, a representation is required to be made by Optionee in order to satisfy any of the foregoing relevant provisions of law, TeleTech may, as a condition to the exercise of the Option, require Optionee to represent and warrant at the time of exercise that the Shares to be delivered as a result of such exercise are being acquired solely for investment and without any present intention to sell or distribute such Shares.

     10. Adjustments. Subject to the sole discretion of the Board of Directors,
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TeleTech may, with respect to any unexercised portion of the Option, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares covered by the Option and in the applicable exercise price thereof in the event of a change in the corporate structure or shares of TeleTech; provided, however, that no adjustment shall be made for the issuance of preferred stock of TeleTech or the conversion of convertible preferred stock of TeleTech. For purposes of this Section 10, a

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change in the corporate structure or shares of TeleTech includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization or liquidation, and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of TeleTech or another entity.

     11. No Other Rights. Optionee hereby acknowledges and agrees that, except
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as set forth herein, no other representations or promises, either oral or written, have been made by TeleTech, any Subsidiary or anyone acting on their behalf with respect to Optionee's right to acquire any shares of Common Stock, stock options or awards under the Plan, and Optionee hereby releases, acquits and forever discharges TeleTech, the Subsidiaries and anyone acting on their behalf of and from all claims, demands or causes of action whatsoever relating to any such representations or promises and waives forever any claim, demand or action against TeleTech, any Subsidiary or anyone acting on their behalf with respect thereto.

     12. Confidentiality. OPTIONEE AGREES NOT TO DISCLOSE, DIRECTLY OR
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INDIRECTLY, TO ANY OTHER EMPLOYEE OF TELETECH AND TO KEEP CONFIDENTIAL ALL
INFORMATION RELATING TO ANY OPTIONS OR OTHER AWARDS GRANTED TO OPTIONEE, PURSUANT TO THE PLAN OR OTHERWISE, INCLUDING THE AMOUNT OF ANY SUCH AWARD, THE EXERCISE PRICE AND THE RATE OF VESTING THEREOF; PROVIDED THAT OPTIONEE SHALL BE ENTITLED TO DISCLOSE SUCH INFORMATION TO SUCH OF OPTIONEE'S ADVISORS, REPRESENTATIVES OR AGENTS, OR TO SUCH OF TELETECH'S OFFICERS, ADVISORS, REPRESENTATIVES OR AGENTS (INCLUDING LEGAL AND ACCOUNTING ADVISORS), WHO HAVE A NEED TO KNOW SUCH INFORMATION FOR LEGITIMATE TAX, FINANCIAL PLANNING OR OTHER SUCH PURPOSES.

     13. Severability. Any provision of this Agreement (or portion thereof) that
         ------------
is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 13, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

     14. References. Capitalized terms not otherwise defined herein shall have
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the same meaning ascribed to them in the Plan.

     15. Entire Agreement. This Agreement (including the Plan, which is
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incorporated herein) constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written, between TeleTech and Optionee relating to Optionee's entitlement to stock options, Common Stock or similar benefits, under the Plan or otherwise.

     16. Amendment. This Agreement may be amended and/or terminated at any time
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by mutual written agreement of TeleTech and Optionee.

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     17. No Third Party Beneficiary. Nothing in this Agreement, expressed or
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implied, is intended to confer on any person other than Optionee and Optionee's respective successors and assigns expressly permitted herein, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     18. Governing Law. The construction and operation of this Agreement are
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governed by the laws of the State of Delaware (without regard to its conflict of laws provisions).

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         Executed as of the date first written above.

                                      TELETECH HOLDINGS, INC.


                                      By:
                                         ---------------------------------------
                                         Kenneth D. Tuchman
                                         Chief Executive Officer


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                                      Signature of James E. Barlett ("Optionee")


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                                      Optionee's Social Security Number